UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2019

Pulse Evolution Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 8, 2019, Pulse Evolution Group, Inc. (the “Company”) was advised by its independent registered public accounting firm, Marcum LLP (“Marcum”), that due to errors described in this Item 4.02, disclosure should be made and action taken to prevent future reliance on its previously filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

On April 11, 2019, management and the Board of Directors of the Company determined that the Company’s financial statements for the quarter ended September 30, 2018 should no longer be relied upon as a result of an adjustment to the Company’s goodwill and a corresponding increase to deferred tax liability as a result of the Evolution AI Corporation (“EAI”) acquisition. Due to the EAI acquisition, a temporary difference between the book and the tax basis for the intangible assets acquired (based upon an estimated effective tax rate) should have resulted in a deferred tax liability and additional goodwill. In future periods, amortization of this deferred tax liability will offset the amortization charged on the intangible assets over its useful life.

The Company is also reassessing the purchase price allocation and has determined that an adjustment to goodwill and intangible assets is appropriate as of September 30, 2018.

The Company’s September 30, 2018 balance sheet will be restated in accordance with the above.

The Company is completing its review of the matters described in this Item 4.02 and intends to file an amended Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 with restated consolidated financial statements as soon as practicable.

The Company has provided our prior independent registered public accounting firm, Fruci & Associates II PLLC (“Fruci”), with a copy of the disclosures it is making in this Item 4.02 and has requested that Fruci furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 7.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

7.1	Letter dated April 12, 2019 from Fruci & Associates II, PLLC addressed to Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Evolution Group, Inc.

Date: April 12, 2019	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer